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Exhibit 10.15

COMMERCIAL LEASE

        This Lease is entered into on this Eighteenth day of February, 2005, by and between Broadway 205 Associates LLP, a Maryland Limited Partnership hereinafter called "Landlord", and Carrollton Mortgage Services, Inc. a subsidiary of Carrollton Bank, a Maryland Limited Liability Company, hereinafter referred to as `Tenant".

        In consideration of the mutual covenants contained herein and other valuable consideration received, and with the intent to be legally bound, Landlord and Tenant agree as follows:

  1.
  PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the following premises, 1st floor known as 208 Hickory Ave. (see attached Exhibit A) ("Premises"), containing approximately 1534 ± square feet as described on Exhibit A hereto attached. Tenant shall also have the right to use the common areas that may be provided by Landlord for the common use of all tenants, employees and guests.

  2.
  TERM. The term of this Lease will be for Five (5) Year(s) and, commencing on April 1, 2005 and terminating at midnight Five (5) year(s) thereafter, unless sooner terminated according to the provision hereof. If Tenant is not in default or breach of any provision of this Lease, Tenant shall have the right and option to renew this Lease for One (1) additional period(s) of Five (5) Year(s) each, under the same terms and conditions of the Lease and at a rent as described below in Paragraph 3, by giving the Landlord One Hundred Eighty (180) days prior written notice of Tenant's intent to renew prior to the end of the initial lease term and first renewal period.

  3.
  BASE RENT. Tenant agrees to pay to Landlord, without any deduction or set off and commencing at the beginning of the first month of the Initial Lease Year, the Base Rent as follows: Year 1 @ $16.00 square foot, $2,045.34 per month, Triple Net, payable in advance, on the first day of each month during the term of this Lease. Commencing with the second year and throughout the term, including the renewal option option, the base rent shall be increased by Three Percent (3%) per year. Storage Area lease space of two—eighty square feet area (See Exhibit B) the Tenant agrees to pay to Landlord, without any deduction or set off and commencing at the beginning of the first month of the Initial Lease Year, the Base Rent as follows: Year 1 $1,920.00 per year, Triple Net, payable in advance, on the first day of each lease year during the term of this Lease. Commencing with the second year and throughout the term, including the renewal option, the base rent shall be increased by Three Percent (3%) per year. Commencing at the beginning of the Initial Lease Term, the Tenant shall also pay, as Additional Rent, its prorated share of Landlord's Real Estate Taxes, Property Insurance Premiums and Common Area Maintenance Charges, which are estimated to be $2.00 per square foot or $45.67 per month, during the First Lease Year and which shall be adjusted annually, thereafter, based on actual costs (See Paragraphs 7, 9 & 11). Rent shall be paid/mailed to 22 West Allegheny Ave Suite 301, Towson, Maryland 21204, or at such other address as Landlord may specify in writing to Tenant. Time is of the essence in this Lease.

  4.
  UTILITIES & SERVICES. Tenant shall pay for all utilities and janitorial services to the Premises. Landlord shall pay for common area electric service (public service) that is part of Common Area Maintenance charges. Landlord shall not be liable for any loss or expense incurred by Tenant by reason of the interruption or failure of any utility or service if due to any cause beyond Landlord's control.

  5.
  LATE CHARGES. If Tenant fails to pay any installment of rent or any other amount due hereunder within five (5) days of the date the same is due, Tenant shall pay Landlord a late payment charge equal to $100.00.

  6.
  USE. The Premises shall be used by Tenant solely as a Mortgage Services Operations and for activities incidental thereto. Tenant may not use the Premises for any other purpose without obtaining the prior written consent of Landlord.

  7.
  LANDLORD'S TAX OBLIGATION. Landlord shall pay and discharge when due all real estate taxes, ordinary and special assessments and other governmental charges levied on or which would become a lien upon the land or building in which Premises is located (See Paragraph 3—Additional Rent).

  8.
  PERSONAL PROPERTY TAXES. Tenant shall pay and discharge when due all taxes, assessments and other governmental charge, if any, levied on or attributable to personal property or improvements of Tenant located upon the Premises, or Tenant's use of the Premises

  9.
  LANDLORD'S LIABILITY AND CASUALTY INSURANCE. During the term of this Lease and any extension or renewal, Landlord shall maintain general liability insurance and fire and extended casualty insurance coverage's on this building in which the Premises are located (See Paragraph 3—Additional Rent). If Tenant's occupancy or use causes an increase in Landlord's standard insurance premiums, Tenant shall reimburse Landlord for any such increase.

  10.
  TENANT'S LIABILITY INSURANCE. During the term of this Lease and any extension or renewal, Tenant shall maintain, at its sole expense, public liability and property damage insurance with respect to the Premises with such company as may be acceptable to Landlord. Such policy shall be written to protect the Tenant and the Landlord in amounts of at least Five Hundred Thousand Dollars ($500,000.00) for injury to one person and One Million Dollars ($1,000,000.00) for injury to more than on person, and in amounts of Fifty Thousand Dollars ($50,000.00) for damage to property. Such policy shall name Landlord and Tenant as the insured's, as their interests may appear, and shall provide that the insurer may not change or cancel such insurance without giving 21 days prior written notice to Landlord. Tenant shall furnish Landlord with a copy of such policy or a certificate of insurance upon Landlord's request.

  11.
  MAINTENANCE AND CONDITION. (a) Landlord shall maintain and repair the following: roof, foundation, structural elements, common areas, building electrical/mechanical systems (including sprinkler system), parking areas, lawn care, and exterior lighting/electrical components of the Building (See Paragraph 3—Additional Rent). However, if Tenant shall be the cause of any damage or repairs to the Building or Premises, through its negligence or willful misconduct, and for which the Landlord is responsible, Tenant shall, at sole cost and expense, pay for any such damage or repairs. Tenant shall maintain and repair the following: the interior of the Premises, including but not limited to the Tenant's carpet, phone system, electrical system, HVAC systems and furniture/fixtures/equipment. Tenant shall dispose of its trash and garbage in the common area of the Building, designated by the Landlord.

    (b) Tenant acknowledges that it has examined the Premises and that they are in good condition and repair. Tenant shall keep the same clean, safe and in as good order and repair as they were at the commencement of this Lease, ordinary wear and tear expected. Tenant shall use all fixtures, appliances, and facilities in a reasonable manner. Tenant shall dispose of all garbage in designated disposal facilities. Tenant will pay for all damage to the Premises and repairs required due to any act or negligence of Tenant. Landlord and Tenant each agree to maintain and repair the Premises in compliance with all laws, ordinances and regulations applicable to them. Tenant agrees to promptly give notice to Landlord of any required repairs or unsafe conditions and Landlord will be afforded a reasonable period of time to complete the same.

  12.
  TENANT'S IMPROVEMENTS. Tenant shall not paint or deface the Premises, or make any alteration, additions or improvements without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Unless otherwise agreed to in writing, all alterations, additions and improvements shall become the property of Landlord and shall remain on the Premises at the expiration or termination of this Lease. Landlord agrees to construct the following tenant improvement: See Paragraph 39, LANDLORD'S WORK.

  13.
  DISCHARGE OF LIENS. Tenant agrees to promptly pay its contractors and suppliers for all work performed and materials furnished to the Premises, if any. In the event any mechanic's or similar lien is filed on the Premises or building in which the Premises are located which is claimed to arise from Tenant's actions, Tenant shall, at its sole expense, discharge or bond against such lien within ten (10) days notice from Landlord.

  14.
  DELIVERY OF POSSESSION. If Landlord is unable, through no fault on its part, to deliver possession of the Premises on the commencement date, this Lease will continue in effect, but rent and other amounts will be prorated according to when possession is given to Tenant. The term of this Lease will not be extended by any such delay. If Landlord is unable to deliver possession within 30 days of the commencement date, either Landlord or Tenant may terminate this Lease and all payments made will be returned to Tenant and all obligations of the parties will cease. Landlord will not be liable for any damages for such delay or failure to deliver.

  15.
  QUIET ENJOYMENT. By paying the rent and observing all the agreements, terms and conditions herein, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the term of this Lease and any extension or renewal, subject to the provision hereof

  16.
  ACCESS. Landlord and its agents may enter the Premises at all reasonable times and upon reasonable notice to Tenant to conduct inspections, make necessary or desired repairs or improvements, or to show the same to prospective tenants, buyers or lenders. Landlord may also enter the Premises when the same appear to be abandoned and of the purpose of placing signs offering the Premises for sale or rent. In an emergency, and as permitted by law, Landlord may enter the Premises without prior notice to Tenant, provided, however, that Landlord shall notify Tenant within 24 hours, in writing, of its entry, such notice to include the date, time and reason for entry.

  17.
  COMPLIANCE WITH LAW. Tenant, at its sole expense, shall comply with all present and future laws, ordinances, regulations and requirements of any federal, state or local authority relating to Tenant's use of the Premises. Tenant shall not make or permit any waste on the Premises, or any nuisance or use, which might interfere with the enjoyment of other, tenants or persons in the general area of the Premises. Tenant shall not commit or permit any act or use of the Premises which may increase the fire hazard or the cost of fire or other insurance on the building in which the Premises is located, or cause the cancellation of such insurance. Tenant shall pay any additional insurance premiums resulting from Tenant's use of the Premises. Tenant shall obtain, at its sole expense, any licenses or permits which may be required for Tenant's use of the Premises.

  18.
  ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer or encumber this Lease, nor sublet all or any portion of the Premises, nor permit the occupation by others, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonable withheld. Consent of Landlord on any occasion shall not be deemed a waiver of the necessity for consent on any other occasion. Notwithstanding any assignment or subletting, Tenant shall remain primarily liable for the payment of rent and the performance of all covenants, terms and conditions of this Lease. Any attempt to assign or sublet without Landlord's consent shall be void and shall entitle Landlord, at its option, to terminate this Lease, and said termination shall not release Tenant of its obligations hereunder.

  19.
  FIRE AND CASUALTY. This Lease will terminate upon a total destruction of the Premises or building containing the Premises due to fire or other casualty and rent will be apportioned as of such date. In the event the Premises or the building containing the Premises are damaged by fire or other casualty so as to render the Premises unsuitable for the use for which the same are leased, rent will be abated until Landlord shall have restored the same to substantially their former condition. Provided, however, that if Landlord elects not to repair such damage, or if such repairs shall not have been completed within 90 days, either party may terminate this Lease and rent will be apportioned as of the date of termination.

  20.
  CONDEMNATION. If the entire building in which the Premises are located is acquired or condemned by the power of eminent domain by any public or other authority, then this Lease will terminate upon the date such taking becomes effective. Rent and other payments will be apportioned as of such date. If any part of the premises or building containing the Premises is so acquired or condemned so as to render the Premises unsuitable for the use for which the same are leased, then this Lease may be terminated by either party upon thirty (30) days written notice to the other. Rent and other payments will be apportioned between the parties as of date of termination. If this Lease is not so terminated, then rent and other payments will be abated according to the nature and extent of the area taken. All damages awarded for such taking shall belong to and be the exclusive property of Landlord. Tenant agrees to sign such further instruments of assignment as Landlord may reasonably request to accomplish the foregoing. Provided, however, that any damages awarded for moving expenses or Tenant's fixtures, improvements or equipment shall belong to Tenant.

  21.
  LOSS OR DAMAGE. Unless caused by the negligence of Landlord, Landlord will not be liable for any loss, damage or theft of any property of Tenant or others kept or stored in or about the Premises. Tenant acknowledges that it is Tenant's responsibility to insure its own property and improvements.

  22.
  INDEMNIFICATION. (a) Tenant and Landlord shall indemnify and hold each other harmless from any and all claims, loss, damages, liens, expenses, including reasonable attorney's fees, and liabilities of whatever natures, arising out of or relating to (i) any default by either party in the performance or observance of any covenant, term or condition of this Lease and (ii) loss or damage to any property or injury or death to Tenant's or Landlord's employees, agents contractors, or visitors occurring on or about the Premises or Building due to any cause other than Tenant's or Landlord's negligence. Tenant's and Landlord's indemnifications are limited to their respective insurance policies as defined in paragraphs 9 and 10 herein.

  23.
  DEFAULT. Tenant shall be in default of this lease upon the occurrence of any of the following events:

  (a)
  failure to pay any installment of rent or any other amount required herein which shall continue for five days after the same is due;

  (b)
  failure to perform or observe any other covenant, term of condition of this Lease which shall not be corrected within 15 days after written notice from Landlord, or for such longer period as may be reasonably necessary to correct such default;

  (c)
  abandonment or cessation of business operations at the Premises by Tenant;

    (d)
    any misrepresentation or omission of or on behalf of Tenant made to Landlord in connection with this Lease;

    (e)
    the taking of the leasehold created hereby on execution or by other process of law;

    (f)
    insolvency or failure of Tenant or any guarantor to generally pay its debts as they become due;

    (g)
    assignment for the benefit of creditors of, or appointment of a receiver or other officer for, all or any part of Tenant's or any guarantor's property; or

    (h)
    adjudication of bankruptcy, or filing of a petition under any bankruptcy or debtor's relief law by or against Tenant or any guarantor.

  24.
  REMEDIES OF LANDLORD. (a) Upon any default by Tenant, Landlord may, at its options, terminate this Lease and/or commence eviction proceedings in accordance with the laws of Maryland. Upon any such default, Landlord shall also have the right to enter upon the Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any other occupants and their effects, either with or without terminating this Lease. Notwithstanding the foregoing, if the default is solely due to a delinquent monthly rental payment, Landlord shall not enter upon the Premises for a period of thirty (30) days from the date of such default. Any entry may be with or without process of law, by force if necessary, or otherwise according to law. No entry shall subject Landlord to any liability for trespass or damages. Upon any entry or termination, Landlord agrees to use reasonable efforts to relet the Premises on Tenant's behalf or otherwise, for such term and rent as Landlord may determine. No act or failure to act by Landlord shall waive any remedies which Landlord may have for arrears of rent or breach of covenant or release Tenant from any liability whatsoever. (b) Upon termination or entry as above, Tenant shall indemnify Landlord against all loss of rents and other amounts which Landlord may incur over the remainder of the term in addition to paying all overdue rent and other payments. At Landlord's election, Tenant shall pay to Landlord an amount equal to the excess of the rent and other payment hereunder of the remainder of the term over the fair rental value of the Premises over the same period. Tenant shall also pay to Landlord all costs and expenses incurred by Landlord by reason of Tenant's default including, without limitation, reasonable attorney's fees, costs of regaining possession and reletting the Premises, broker's commissions, consulting fees, marketing fees, storage fees, repair and cleaning costs and leasehold improvement expenses. Landlord shall have the right to possess any and all of Tenant's property and equipment in the Premises to offset any amount due and owing to Landlord. (c) Upon any default by Tenant, Landlord shall make all good faith efforts to relet the Premises to another party.

  25.
  NO WAIVER The failure of Landlord or Tenant to require strict performance by the other of any covenant, term or condition of this Lease is not a waiver for the future of any breach of the same or an other covenant, term or condition herein. Landlord's acceptance of rent is not a waiver of any breach by Tenant.

  26.
  REMEDIES CUMULATIVE. To the extent permitted by law, the rights and remedies of Landlord herein are cumulative, and the exercise of any one of them will not be deemed to be in exclusion of any other. The rights and remedies herein are in addition to any other rights and remedies available to Landlord at law or equity.

  27.
  RIGHT TO CURE OTHER'S DEFAULT. If either Landlord or Tenant fails to perform any covenant, term or condition of this lease, the other party may, after giving reasonable notice, perform such covenant, term or condition and expend whatever sums may be necessary. All sums expended shall be repaid on demand. This performance shall not waive any rights or remedies, which either party may have against the other for such default.

  28.
  SUBORDINATION OF LEASE. This Lease is subject and subordinate to all present and future mortgages, trust deeds and other security instruments that may be placed on the building in which the Premises are located; provided that for so long as Tenant is not in default of this Lease, no foreclosure or similar proceeding will terminate this Lease or impair any of Tenant's rights. In the event of any such proceedings, Tenant shall attorn to the new owner and accept such successor as the new Landlord under this Lease. Although no further act by Tenant is necessary to accomplish the above, Tenant agrees to sign any other instrument evidencing this subordination and attornement as Landlord may reasonably request.

  29.
  UNAVOIDABLE DELAYS. Neither party will be liable for any delay or failure in the performance of any of its obligations herein when due to labor dispute, inability to obtain materials or services, wars, governmental laws or restrictions, weather, acts of God, or any other cause beyond the reasonable control of such party. Provided, however that this section shall not excuse Tenant from the prompt payment of rent or any other amount due herein.

  30.
  SURRENDER AND HOLDING OVER. No surrender of the Premises or this Lease shall be effective unless accepted in writing by Landlord. At the expiration or sooner termination of this Lease, Tenant will remove its effects and peaceably deliver possession of the Premises to Landlord in as good repair and conditions as they were at the commencement of this Lease, ordinary wear and tear excepted. Any property left on the Premises after Tenant vacates or abandons the Premises shall be deemed abandoned and Landlord may remove store and/or dispose of the same as its sees fit, subject to applicable law. If Tenant holds over beyond the expiration or termination of this Lease and rent is accepted by Landlord, a month to month tenancy only shall be created which will otherwise be governed by the terms and conditions of this Lease and the Base Rent shall be 1 V2 times the rate paid during the last month of the Initial Lease Term or subsequent Renewal Periods, whichever the case may be. Nothing in this section shall be construed as a consent to any holding over Tenant.

  31.
  LIMITED LIABILITY. It is expressly agreed that neither Landlord nor any individual, partner, shareholder nor member comprising Landlord shall be personally liable under this Lease. In the event Landlord breaches any provision of this Lease, Tenant will look solely to the equity, if any, of Landlord in the building in which the Premises is located to satisfy its claims and remedies, and Landlord's liability shall not exceed such equity interest.

  32.
  NOTICES. All notices and communications under this Lease shall be in writing and shall be deemed to be properly given when delivered personally or sent by certified mail, return receipt requested, to 205 Broadway Associates LLP C/O ADW, 22 West Allegheny Ave Suite 301, Towson, Maryland 21204, or to such other address as either party may specify in writing to the other.

  33.
  ENTIRE AGREEMENT. The parties acknowledge that they have read and understand the terms of this Lease. This Lease contains the entire agreement and understanding between the parties regarding the Premises and is subject to no agreements, conditions or representations that are not expressly set forth herein. This Lease may only be amended in writing and signed by both Landlord and Tenant.

  34.
  INVALID PROVISION. If any provision of this Lease shall be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

  35.
  CAPTIONS. The captions in this Lease are inserted only for convenience and in no way construe or interpret the provision hereof or affect their scope or intent.

  36.
  PARTIES BOUND. This Lease shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representative, successors and assigns. Provided, however, that if Landlord sells the Premises, Landlord shall be released from all liabilities under this Lease. The purchaser, as successor landlord, shall be deemed to have assumed all of the obligations and liabilities of Landlord under this lease. Provided, however, that if Landlord sells the building in which the Premises is located, Landlord shall be released from all liabilities under this Lease. The purchaser, as successor landlord, shall be deemed to have assumed all of the obligations and liabilities of Landlord under this Lease.

  37.
  RIDERS. The riders and exhibits, if any, attached hereto and initialed by the parties are made a part of this Lease.

  38.
  SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of $2,045.34 (one month's rent) to be held as security for the payment of rent and the faithful performance by Tenant of all of its obligations under this Lease. The security deposit shall be held and applied as provided by the laws of Maryland. Tenant may not apply the security deposit to the payment of rent. If Tenant fully performs its obligations hereunder, the security deposit, or balance, shall promptly be returned to Tenant after the termination of this Lease.

  39.
  LANDLORD'S WORK Tenant, at its sole expense, shall make all improvements, with Landlord's approval, including its fixtures, equipment and furniture. Tenant's improvements shall be completed within sixty 60 days after Landlord turnover of the Premises.

  40.
  SIGNAGE. No signage may be installed on the canopy, walls or windows of the Building or Premises, by the Tenant, without first obtaining the Landlord's written consent. Tenant shall be solely responsible for the cost and installation of any signage, including placement on Landlord's building pylon sign. All signage on the exterior of the building must be in accordance with the zoning requirements of Harford County.

  41.
  WAIVER OF JURY TRAIL. Landlord and Tenant mutually waive any and all rights, which either may have to request a jury trial in any proceeding at law or in equity arising out of this Lease. Any costs and expenses incurred by the prevailing party (including, without limitation, reasonable attorney's fees), in enforcing any of its rights or remedies under this Lease, shall be repaid by the non-prevailing party upon demand.

  42.
  SEVERABILITY. If any provision, covenant, term or condition of this Lease or application thereof to any person or circumstance is held invalid, such invalidity shall not affect the applicability and validity of the remaining provisions, covenants, terms of conditions of this Lease.

  43.
  RULES AND REGULATIONS. Tenant shall comply with all rules and regulations currently in effect or which Landlord may hereinafter adopt for the safety, care and orderly operation of the Premises and for the benefit and comfort of other tenants or neighbors. The current rules and regulations, if any, are attached hereto and made part of this Lease.

IN WITNESS WHEREOF, this Lease is executed under seal on the            day of            2005.

Executed in the Presence of:	LANDLORD:
(Signature of Witness)	By:	205 Broadway Associates LLP
TENANT:
/s/ Kim John (Signature of Witness)	By:	/s/ Robert A. Altieri Robert A. Altieri, President Carrollton Mortgage Services, Inc.

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COMMERCIAL LEASE